EXECUTION
                                                                     COUNTERPART

                                 AMENDMENT NO. 1


         AMENDMENT NO. 1 dated as of September 29, 1999 between PANAMSAT CORPORATION (the "Borrower") and CITICORP USA, INC., as Administrative Agent (in such capacity, the "Administrative Agent").

         The Borrower, the Lenders named therein, the Co-Documentation Agents named therein and the Administrative Agent are parties to a Credit Agreement dated as of February 20, 1998 (the "Credit Agreement") providing, subject to the terms and conditions thereof, for advances to be made by said Lenders to the Borrower in an aggregate principal amount not exceeding $500,000,000 at any one time outstanding. The parties wish to amend the Credit Agreement as hereinafter provided, and the Required Lenders (as defined in the Credit Agreement) have consented to such amendment. Accordingly, the Administrative Agent, acting with the written consent of the Required Lenders, and the Borrower hereby agree as follows:


         SECTION 1. DEFINITIONS. Except as otherwise defined in this Amendment, terms defined in the Credit Agreement have the same respective meanings when used herein.


         SECTION 2. AMENDMENTS. Effective as of the date hereof, but subject to due execution and delivery of this Amendment by the parties hereto, the Administrative Agent, acting with the written consent of the Required Lenders, and the Borrower agree to amend the Credit Agreement as follows:

         (a) Clause (d) in the first sentence of the definition of "EBITDA" in
     Section 1.01 of the Credit Agreement shall be amended to read in its entirety as follows:

         "(d) depreciation expense, amortization expense and other non-cash charges deducted in arriving at such net income (or loss), including, but not limited to, extraordinary non-cash items which are not reasonably expected to result in a cash outflow within one year, and any provision for impairment loss on a satellite required to be recorded in accordance with Statement of Financial Standards No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed of", determined in accordance with GAAP for the Borrower and its Subsidiaries on a Consolidated basis, for any period."

         (b) Section 5.04(b) of the Credit Agreement shall be amended to read in its entirety as follows:


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         "(b) Interest Coverage Ratio. Cause the Interest Coverage Ratio for
         each Rolling Period, commencing with the Rolling Period ending in September, 1999, to be at least equal to 4.0 to 1.0."


         SECTION 3. REPRESENTATIONS; RATIFICATION. The Borrower hereby represents and warrants to the Administrative Agent for the benefit of the Lenders, as of the date hereof, that (i) the execution, delivery and performance by the Borrower of this Amendment have been duly authorized by all necessary corporate action on its part and do not contravene any applicable law or regulation or any contractual provision applicable to it or require any consent or approval of any governmental authority, (ii) each of this Amendment and the Credit Agreement as amended hereby constitutes the legal, valid and binding obligation of the Borrower, enforceable in accordance with its terms, (iii) the representations and warranties set forth in Article IV of the Credit Agreement are true and complete as if made on and as of such date (or, if any such representation and warranty is expressly stated to have been made of a specific date, as of such specific date) and as if each reference in such representations and warranties to the Credit Agreement included reference to such agreement as amended hereby and (iv) as of the date hereof no Default has occurred and is continuing under the terms of the Credit Agreement, as amended hereby. The Borrower agrees that breach of any of the representations and warranties set forth in this Section 3 shall be an Event of Default for purposes of Section 6.01(b) of the Credit Agreement. Except as specifically amended hereby, the Credit Agreement and each other Loan Document are in all respects ratified and confirmed. From and after the date hereof, all references in the Credit Agreement and in any other Loan Document to "this Agreement", "the Credit Agreement" and words of like import shall be deemed to refer to the Credit Agreement as amended hereby.


         SECTION 4. MISCELLANEOUS. This Amendment may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument, and any of the parties hereto may execute this Amendment by signing any such counterpart. This Amendment shall be governed by, and construed in accordance with, the law of the State of New York.


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         IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered as of the day and year first above written.


                                 PANAMSAT CORPORATION


                                 By /s/ James W. Cuminale
                                    ------------------------------------
                                            James W. Cuminale
                                    Title:  Executive Vice President & Secretary



                                 CITICORP USA, INC., as Administrative Agent


                                 By /s/ Tracey Navin Ewing
                                    ------------------------------------
                                            Tracey Navin Ewing
                                    Title:  Vice President